SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 5, 2005
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                    International Thoroughbred Breeders, Inc.
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             (Exact name of registrant as specified in its charter)


        Delaware                    0-9624               22-2332039
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(State or other jurisdiction     (Commission          (I.R.S. Employer
     of incorporation)           File Number)         Identification No.)


  Suite 1300, 1105 N. Market St., PO Box 8985, Wilmington, Delaware, 19899-8985
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               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (302) 427-7599
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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


Item 1.01. Entry into a Material Definitive Agreement.

     On January 5, 2005, Royal Star Entertainment, LLC ("RSE"), a wholly-owned indirect subsidiary of International Thoroughbred Breeders, Inc. (the "Company"), executed and delivered a promissory note dated as of December 28, 2004 in the original principal amount of $2,850,000 (the "Note"), representing a loan to be funded on January 11, 2005 (the "Loan") in such principal amount. Also on January 5, 2005, the Company entered into a Guaranty Agreement dated as of January 6, 2004, guarantying payment of all sums due and to become due by RSE under the Note. The Note is also secured by RSE's Preferred Mortgage dated as of December 28, 2004, encumbering the vessel owned by RSE and known as the "Royal Star." The lender and holder of the Note and Mortgage is Cruise Holdings IV, LLC, an affiliate of PDS Gaming Corporation.

     The Loan evidenced by the Note will be repayable on December 28, 2005. Interest on the Loan will be payable monthly at a rate of 10% per annum. At closing, RSE will pay a closing fee to the lender in an amount equal to $78,375, or 2.75% of the principal amount of the Note. The sole member of RSE is ITG
Vegas, Inc., an indirect wholly owned subsidiary of the Company, and the proceeds of the Loan are to be used to make leasehold improvements under the Maritime Office Complex Lease and Operating Agreement between ITG Vegas and the Port of Palm Beach District, or to make improvements to the vessel Royal Star or to the vessel Big Easy (formally known as the Empress II), a vessel which another subsidiary of ITG Vegas charters under a capital lease and charter. The Company and ITG Vegas continue to explore venues for use of the vessel Royal Star in a casino cruise operation. If RSE prepays the Note in connection with a sale of the vessel Royal Star, it will be required to pay a 5% prepayment premium to the lender.

     On January 5, 2005, RSE entered into a Master Lease Agreement and Lease Schedule No. 1, each dated as of January 6, 2005 (collectively, the "Lease") with PDS Gaming Corporation providing for the lease by RSE of slot machines to be located on the vessel Royal Star. Also on January 5, 2005, the Company entered into a Guaranty Agreement dated as of January 6, 2005, agreeing to guaranty payment by RSE of all sums becoming due under the Lease. The term of the Lease is three years, with rental payments of $11,879 per month for the first four months and $95,351.73 for the next thirty-two months. RSE will also pay a closing fee of $57,020.74, and a security deposit in the amount of $95,351.73.

     The foregoing is a summary of the principal terms of RSE's loan and lease transactions. The summary does not purport to be a complete summary and is qualified in its entirety by reference to the documents which are filed as exhibits to this Report.



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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits. The following exhibits are filed with this Report:

          Exhibit

          10.1 Promissory Note of Royal Star Entertainment, LLC dated December 28, 2004.

          10.2 Guaranty Agreement of International Thoroughbred Breeders, Inc. (MV RSE) dated January 6, 2005.

          10.3 Master Lease Agreement between Royal Star Entertainment, LLC and PDS Gaming Corporation, dated January 6, 2005.

          10.4 Lease Schedule No. 1 between Royal Star Entertainment, LLC and PDS Gaming Corporation, dated January 6, 2005.

          10.5 Guaranty (Lease) by International Thoroughbred Breeders, Inc. dated January 6, 2005.



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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


                                   SIGNATURES

     Pursuant to the requirements of the requirements of the Securities Exchange Act of 1934, the SIGNATURES Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL THOROUGHBRED
                              BREEDERS, INC.

                              By: S/Francis W. Murray
                                  ---------------------------------------
                                  Francis W. Murray
                                  President, Chief Executive Officer and
                                  Chief Financial Officer

Date: January 11, 2005



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